Exhibit 2.3

                             SUBSCRIPTION AGREEMENT


                               ------------------
                               Name of Subscriber


                                                           ______________ 1997

Conserver Corporation of America
3250 Mary Street - Suite 405
Coconut Grove, Florida  33133
U. S. A.

Gentlemen:

       1. The undersigned (the "Subscriber"), recognising that Conserver Corporation of America, a corporation organized under the laws of the State of Delaware in the United States of America ("CCA"), is and will be relying upon the information, representations and warranties set forth herein and in the Stock Purchase Agreement (as defined below), hereby acknowledges, represents and warrants that the Subscriber has received, has carefully read and reviewed, and is familiar with the Stock Purchase Agreement dated as of 24th October 1997 ("Stock Purchase Agreement") by and among (i) CCA, (ii) Sakhalin General Trading and Investments Limited, a limited liability company organized under the laws of Cyprus whose legal office is at Doma Building, 227 Archbishop Markarios III Street, Limassol, Cyprus ("SGTI"), (iii) William Stephen Cairns, a British subject having his principal residence at Key West, Doyle Road, St. Peter Port, Guernsey, Channel Islands GY1 1RG, and (iv) John Byrne Horgan, an Australian citizen having his residence at Vasse Highway, Pemberton, Western Australia 6260 (Mr. Cairns and Mr. Horgan, both of whom are directors of SGTI, are referred to herein as the "Directors").

       2. Pursuant to the Stock Purchase Agreement, which remains subject to approval of the stockholders of CCA, the Subscriber hereby subscribes to:

___________________________________________________ shares of the common stock of CCA, par value $.001 (the "CCA Shares"), to be delivered to the Subscriber or its authorized representative at the Closing under the Stock Purchase Agreement. The Subscriber hereby acknowledges receipt of the CCA Shares.

       3. The Subscriber hereby acknowledges, represents and warrants to, and agrees with, CCA as follows:


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              (a) The Subscriber is acquiring the CCA Shares for his, her or its own account as principal or as a nominee for a principal known to the Subscriber, in either case for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the CCA Shares. Further, the Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the CCA Shares for which the Subscriber is subscribing.

              (b) The Subscriber has full power and authority to enter into this Agreement, the execution and delivery of this Agreement has been duly authorized, if applicable, and this Agreement constitutes a valid and legally binding obligation of the Subscriber.

              (c) The Subscriber acknowledges his, her or its understanding that the offering and sale of the Shares is intended to be exempt from registration in the United States under the Securities Act of 1933, as amended (the "Securities Act") by virtue of Section 4(2) of the Securities Act and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the Subscriber represents and warrants to and agrees with CCA and its affiliates as follows:

              (i) the Subscriber realizes that the basis for the exemption may not be present if, notwithstanding such representations, the Subscriber has in mind merely acquiring the CCA Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise; the Subscriber represents and warrants that he, she or it does not have any such intention;

              (ii) the Subscriber has the financial ability to bear the economic risk of his, her or its investment, has adequate means for providing for his, her or its current needs and personal contingencies and has no need for liquidity with respect to his, her or its investment in CCA;

              (iii) if the Subscriber has appointed a Purchaser Representative (which term is used herein with the same meaning as given in Rule 501(h) of Regulation D), the Subscriber has been advised by his, her or its Purchaser Representative as to the merits and risks of an investment in CCA in general and the suitability of an investment in the CCA Shares for the Subscriber in particular; and


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                                      -3-


              (iv) the Subscriber (together with his, her or its Purchaser Representative(s), if any) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the CCA Shares; if other than an individual, the Subscriber also represents it has not been organized for the purpose of acquiring the CCA Shares.

              (v) the Subscriber understands that an investment in the CCA Shares is a speculative investment which involves a high degree of risk of loss of his, her or its entire investment.

              (vi) the Subscriber's overall commitment to investments which are not readily marketable is not disproportionate to the Subscriber's net worth, and an investment in the CCA Shares will not cause such overall commitment to become excessive.

              (d) The Subscriber is an "accredited investor," as that term is defined in Rule 501 of Regulation D. To qualify as an accredited investor under Regulation D, the Subscriber must satisfy at least one of the following alternative criteria:

ALTERNATIVE ONE: The Subscriber (natural persons only) has an individual net worth (or joint net worth with spouse) at the time of the purchase in excess of $1,000,000;

ALTERNATIVE TWO: The Subscriber (natural persons only) had an individual income in excess of $200,000 in each of 1995 and 1996, or joint income with that person's spouse in excess of $300,000 in each of such years, and reasonably expects reaching the same income level in 1997;

ALTERNATIVE THREE: The Subscriber is (i) a bank (as defined in Section 3(a)(2) of the Securities Act) or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity; (ii) any broker-dealer registered pursuant to
Section 15 of the U.S. Securities Exchange Act of 1934, as amended; (iii) an insurance company (as defined in Section 2(13) of the Securities Act); (iv) an investment company registered under the U.S. Investment Company Act of 1940, as amended, or a business development company (as defined in Section 2(a)(48) of that Act); (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the U.S. Small Business Investment Act of 1958, as amended; (vi) any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or


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                                       -4-


(vii) an employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of such Act), which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if such employee benefit plan has total assets in excess of $5,000,000, or if such employee benefit plan is a self-directed plan with investments made solely by person who are accredited investors;

ALTERNATIVE FOUR: The Subscriber is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended;

ALTERNATIVE FIVE: The Subscriber is an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, as amended, or is a corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the CCA Shares, with total assets in excess of $5,000,000;

ALTERNATIVE SIX:  The Subscriber is a director or executive officer of CCA;

ALTERNATIVE SEVEN: The Subscriber is an entity in which all of the equity owners are accredited investors; or

ALTERNATIVE EIGHT: The Subscriber is a trust with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the CCA Shares offered hereby, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.

              (e) The Subscriber and his, her or its Purchaser Representative, if any:

              (i) have been furnished with the Prospectus of CCA dated 6th June 1997 and a copy of the Form 10-K filed by CCA with the United States Securities & Exchange Commission on 15th October 1997, including all exhibits thereto and any documents which may have been made available upon request for a reasonable time prior to the date hereof, and the Subscriber or his, her or its Purchaser Representative(s) have carefully read the Prospectus and Form 10-K and understand and have evaluated the risks set forth under "Risk Factors" and the considerations described in the Prospectus and Form 10-K and have relied solely (except as indicated in subsections (ii) and (iii) below) on the information contained in the Prospectus and Form 10-K (including all exhibits thereto);

              (ii) have been provided an opportunity for a reasonable time prior to the date hereof to obtain


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                                      -5-


          additional information concerning the issue of the CCA Shares, CCA and all other information to the extent CCA possesses such information or can acquire it without unreasonable effort or expense;

              (iii) have been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, CCA or its representatives concerning the terms and conditions of the issue of the CCA Shares and other matters pertaining to this investment, and have been given the opportunity for a reasonable time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information contained in the Prospectus and Form 10-K or that which was otherwise provided in order for the Subscriber to evaluate the merits and risks of subscribing for the CCA Shares to the extent CCA possesses such information or can acquire it without unreasonable effort or expense;

              (iv) have not been furnished with any oral representation or oral information in connection with the "issue" of the CCA Shares which is not contained in the Prospectus or Form 10-K; and

              (v) have determined that the CCA Shares are a suitable investment for the Subscriber and that at this time the Subscriber could bear a complete loss of such investment.

              (f) The Subscriber is not relying on CCA, or its affiliates with respect to economic considerations involved in this investment. The Subscriber has relied on the advice of, or has consulted with only those persons, if any, who have acted as Purchaser Representative(s) to the Subscriber. Each Purchaser Representative is capable of evaluating the merits and risks of an investment in the CCA Shares on the terms and conditions set forth herein and in the Stock Purchase Agreement, and each Purchaser Representative has disclosed to the Subscriber in writing (a copy of which is annexed to this Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between himself and CCA or any affiliate or subsidiary thereof.

              (g) The Subscriber represents, warrants and agrees that he will not sell or otherwise transfer the CCA Shares without registration under the Securities Act or an exemption therefrom and fully understands and agrees that he must bear the economic risk of his, her or its purchase because, among other reasons, the CCA Shares have not been registered under the Securities Act or under the securities laws of any state of the United States or any other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and


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                                      -6-


under the applicable securities laws of such states or an exemption from such registration is available. In particular, the Subscriber is aware that the CCA Shares will be "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and they may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Subscriber also understands that, except as otherwise provided herein or in the Stock Purchase Agreement, CCA is under no obligation to register the CCA Shares on his, her or its behalf or to assist the Subscriber in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Subscriber further understands that sales or transfers of the CCA Shares are further restricted by applicable securities laws of the various states of the United States and other jurisdictions.

              (h) No representations or warranties have been made to the Subscriber by CCA, or any officer, employee, agent, affiliate or subsidiary of CCA, other than the representations of CCA contained herein or in the Stock Purchase Agreement, and in subscribing for the CCA Shares the Subscriber is not relying upon any representations other than those contained herein or in the Stock Purchase Agreement.

              (i) Any information which the Subscriber has heretofore furnished to CCA with respect to his, her or its financial position and business experience is correct and complete as of the date of this Agreement and if there should be any material change in such information, he will immediately furnish such revised or corrected information to CCA.

              (j) The Subscriber consents to the placing of legends and stop-transfer orders with the transfer agent of CCA's securities with respect to any CCA Shares that may be registered in the name of the Subscriber or beneficially owned by the Subscriber.

       4. Recognising that CCA is and will be relying on his, her or its representations and warranties set forth herein, the Subscriber hereby further represents and warrants that:

              (a) In subscribing for the CCA Shares, the Subscriber has relied solely upon (i) an independent investigation of CCA and CCA's business (whether such investigation has been conducted directly or indirectly through the Subscriber's business advisers), (ii) such independent investment, legal, tax and accounting advisers as he, she or it may have elected to use, and (iii) such other matters relating to this transaction as the Subscriber deemed to be appropriate, and the Subscriber is not acting upon the basis of any representations or warranties of CCA other than those contained in the Stock Purchase Agreement.


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                                      -7-


              (b) Neither the Subscriber nor any person with a beneficial interest in the CCA Shares is a "U.S. Person", which term shall mean for the purposes of this Agreement (i) a natural person resident in the United States;
(ii) a partnership or corporation organized or incorporated under the laws of the United States; (iii) an estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) an agency or branch of a foreign entity located in the United States; (vi) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;
(vii) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if it is both (A) organized or incorporated under the laws of any foreign jurisdiction and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act and referred to in Section 3(d) above) who are not natural persons, estates or trusts.

              (c) If the Subscriber is an individual, he or she is over 21 years of age; if the Subscriber is a company or trust, it is authorized and has full power under its governing laws and is otherwise duly qualified to transfer the SGTI Shares to CCA and hold title to the CCA Shares.

              (d) No representation or warranty by the Subscriber contained in this Agreement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading with respect to matters contained herein and arising under this Agreement. The Subscriber does not have of his, her or its personal knowledge any information which would cause him, her or it to believe that any representation or warranty given by SGTI or the Directors in the Stock Purchase Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, and such representations and warranties contain all the information related to SGTI, the Subsidiary (as defined in the Stock Purchase Agreement) and their affairs that a reasonable investor would consider important in making a decision to acquire the SGTI Shares.

The Subscriber agrees to furnish to CCA such documentary and other information as CCA may reasonably require to enable CCA to satisfy itself as to the accuracy of the foregoing representations and warranties. All such information shall constitute a representation and warranty under this Agreement and shall be kept confidential by CCA.


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                                      -8-


       5. (a) The Subscriber undertakes that he, she or it shall not for a period of one year from the Closing Date (as defined in the Stock Purchase Agreement) voluntarily or involuntarily, directly or indirectly, (i) offer, sell, contract to sell, grant a right to purchase, exchange, mortgage, pledge, hypothecate, give, bequeath, transfer, assign, encumber, alienate or in any other way whatsoever dispose of (hereinafter collectively called "transfer") any of the CCA Shares, including any options, warrants or rights with respect to the CCA Shares received by way of dividend or upon an increase, reduction, substitution or reclassification or combination of stock of CCA or upon any reorganisation or CCA, as applicable, or (ii) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the CCA Shares or other securities of CCA whether any of the foregoing transactions is to be settled by the delivery of CCA Shares, common stock or other securities of CCA, in cash or otherwise. Notwithstanding any of the foregoing, a corporate Subscriber may transfer the CCA Shares to any wholly-owned subsidiary of such Subscriber, subject to the transferee agreeing in writing to be similarly bound and subject to CCA's consent, which consent shall not be unreasonably withheld. Each corporate Subscriber agrees not to indirectly transfer CCA Shares as described in clauses (i) and (ii) of the previous sentence by changing the shareholders of the corporate Subscriber or otherwise transferring any interest in such corporate Subscriber for the one-year period described in the previous sentence.

              (b) So long as this Agreement is in effect stop transfer instructions shall be issued to CCA's transfer agent, if any, or, if CCA transfers its own securities, a notation shall be made in the appropriate records of CCA with respect to CCA Shares, and so long as required, the certificate(s) representing the CCA Shares shall bear substantially the following legend:

          The securities represented by this certificate are subject to restrictions on transfer and may not (nor may any interest therein), directly or indirectly, voluntarily or involuntarily, be sold, exchanged, mortgaged, pledged, hypothecated, given, bequeathed, transferred, assigned, encumbered, alienated, or in any other way whatsoever be disposed of except in accordance with and subject to all the terms and conditions of a certain Stock Purchase Agreement dated as of 24th October 1997, and a Subscription Agreement relating to these securities, copies of which are on file at the principal office of Conserver Corporation of America.

              (c) The Subscriber understands and agrees that the CCA Shares shall bear substantially the following legend until: (i) such securities shall have been registered under


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                                      -9-

the Securities Act and effectively been disposed of in accordance with the registration statement; or (ii) in the opinion of counsel reasonably acceptable to CCA such securities may be sold without registration under the Securities Act as well as any applicable "Blue Sky" or similar securities laws:

              "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW."

              (d) Notwithstanding the foregoing, in the event of the Subscriber being liable to satisfy a warranty or indemnity claim by CCA under this Agreement, the Subscriber may transfer all or part of the CCA Shares to CCA or to another single purchaser provided that (i) CCA shall have consented in writing to such transfer, which consent shall not be unreasonably withheld, and
(ii) CCA shall have received an opinion of counsel reasonably acceptable to CCA to the effect that such transfer may be made without registration under the Securities Act and such transfer is consistent with all applicable provisions of the Securities Act as well as any applicable "Blue Sky" or similar securities law of any applicable jurisdiction.

       6. The Subscriber hereby agrees to indemnify and hold harmless CCA, its directors, officers or agents for any losses, claims, actions, liabilities, costs or other damages CCA may sustain (including reasonable lawyers' fees and costs) (collectively, "losses") by reason of, or arising out of, any misrepresentation in this Agreement by the Subscriber, any breach of the representations and warranties contained herein and in the Stock Purchase Agreement, or any other breach of this Agreement by the Subscriber, provided that:

              (a) the Subscriber shall not be liable to CCA for any claim based upon a misrepresentation, breach of representation or warranty or nonfulfillment of any covenant or agreement contained herein for which the Subscriber has not received written notice prior to one year from the date of issuance of the CCA Shares, except for any representations or warranties made by the Subscriber which were not true when


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                                      -10-


made and which were made by such party fraudulently or with intent to defraud or mislead, which representations and warranties shall survive without limitation as to time;

              (b) in the event of any loss or award of damages in favor of CCA against the Subscriber arising from a claim by CCA against the Subscriber for which CCA has been indemnified by the Subscriber hereunder, CCA shall have the right to require (by simple notice to the Subscriber but without any requirement on CCA to give the Subscriber any formal notice, demand or protest) the Subscriber to transfer to CCA that number of CCA Shares at the then market value of the CCA Shares, as quoted by Nasdaq on the date of such award, as would satisfy such award, it being understood and agreed that such action would constitute full and final satisfaction of such monetary award; and

              (c) the Subscriber's liability computed otherwise in accordance with this section shall be limited to the after-tax consequence to the indemnified party (or the affiliated group of which such indemnified party is a member) of any such damage, loss, liability, deficiency cost or expense suffered or incurred by such indemnified party, and shall not exceed the lesser of (a) $6.50 per share for all of the Subscriber's CCA Shares or (b) the mid-market value of the CCA Shares on the date when liability under this Article is finally determined or admitted.

       7. (a) This Agreement shall be construed and enforced in accordance with the law of the State of New York, without giving effect to its conflict of laws principles; any dispute arising under this Agreement shall be resolved by arbitration conducted in accordance with Article 13 of the Stock Purchase Agreement and the Arbitration Agreement contained Schedule 13.1 attached thereto. The Subscriber expressly authorizes Messrs. Cairns and Horgan to appoint an arbitrator on his, her or its behalf in connection with any arbitration commenced under said Article 13 and Schedule 13.1.

              (b) This Agreement and the Stock Purchase Agreement, including any additional documentation provided hereunder, contain the entire agreement between the Subscriber and CCA, and the provisions of this Agreement may be amended, supplemented, or terminated only by a written instrument duly executed by the Subscriber and CCA.

              (c) This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, beneficiaries, executors, administrators, legal representatives, successors in interest of the Subscriber and CCA.

              (d) All notices, demands or other communications hereunder shall be given or made in writing and shall be delivered personally, or sent by certified or registered airmail or by air courier, with return receipt requested, if to CCA, to the address set out at the head of this Agreement, and if to the Subscriber, at the address set forth below, or to such other address as may be designated by notice from either party to the other. Any notice, demand or other communication given or made in the manner prescribed in this paragraph shall be deemed to have been received as of the date on the receipt reflecting delivery.

IN WITNESS WHEREOF, the Subscriber has executed and delivered this Agreement personally or by its duly authorized representative this day of , 1997.

Witness:


-------------------------                ---------------------------
Signature of Witness                     Signature of Subscriber


-------------------------                ---------------------------
Name of Witness                          Full Name of Subscriber


Address of Witness                       Address of Subscriber:

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                                          Subscriber's fax: ______

ACCEPTED:
CONSERVER CORPORATION OF AMERICA


By:_____________________________

Title:

Date: